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                                                                    Exhibit 23.2
                                                                     (1999 10-K)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements No. 333-1326 on Form S-3, dated February 13, 1996, related to the Dividend Reinvestment Plan; No. 33-80847 on Form S-8, dated December 28, 1995, related to the 1989 Executive Stock Option Plan; No. 33-80851 on Form S-8, dated December 28, 1995, related to the 1989 Directors' Stock Option Plan; No. 33-80857 on Form S-8, dated December 28, 1995, related to the 1989 Stock Option and Incentive Plan; No. 33-80859 on Form S-8, dated December 28, 1995, related to the 1994 Executive Stock Plan; No. 33-80861 on Form S-8, dated December 28, 1995, related to the 1994 Directors' Stock Option Plan; and No. 33-80863 on Form S-8, dated December 28, 1995, related to the First Northern Savings Bank, S.A. 401(k) Savings Plan and the related Prospectuses constituting a part thereof of our report dated January 22, 1999, with respect to the 1997 and 1998 consolidated financial statements of First Northern Capital Corp. included in the annual report (Form 10-K) for the year ended December 31, 1999.




                                                      Ernst & Young LLP

Milwaukee, Wisconsin
March 20, 2000